Exhibit 99.1

Oaktree Announces that Opportunities Fund VIIb, L.P. Reaches a Distribution Milestone

LOS ANGELES—(BUSINESS WIRE)—Dec. 18, 2012— Oaktree Capital Group, LLC (NYSE: OAK) announced today that OCM Opportunities Fund VIIb, L.P., along with its related parallel fund (“Opps VIIb”), will make a distribution of $1.26 billion on December 27, 2012. With this distribution, Opps VIIb will have made $12.33 billion in aggregate distributions since early 2011 and will have distributed to its investors their capital and preferred return in full. As a result, Opps VIIb will reach the so-called “crossover” point, after which a portion of the fund’s subsequent distributions will be paid to Oaktree as incentive income.

A fund distribution subsequent to crossover will generate gross incentive income to Oaktree, initially in the amount of 80% of investor distributions, and after Oaktree has received 20% of all the fund’s profits since inception, 20% of investor distributions. The portion payable to Oaktree will be reduced in accordance with the fund’s waterfall to account for tax-related incentive distributions made previously to Oaktree as the general partner. It is anticipated that Opps VIIb will pay Oaktree a tax-related incentive distribution applicable to the fourth quarter of 2012.

“Opps VIIb is an exemplary fund for Oaktree,” said Howard Marks, Chairman. “We raised our largest distressed debt fund at an opportune time and invested most of it immediately following the onset of the financial crisis in September 2008. The fund has returned capital promptly to its limited partners and has generated the strong risk-adjusted returns for which Oaktree is known. Simply put, it’s great to see that our largest fund is one of our top performers.”

About Oaktree

Oaktree is a leading global investment management firm focused on alternative markets, with $81.0 billion in assets under management as of September 30, 2012. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in distressed debt, corporate debt (including high yield debt and senior loans), control investing, convertible securities, real estate and listed equities. Headquartered in Los Angeles, the firm has over 700 employees and offices in 13 cities worldwide. For additional information, please visit Oaktree’s website at http://www.oaktreecapital.com/.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 (the “Securities Act”) and Section 21E of the U.S. Securities Exchange Act of 1934, each as amended, which reflect the current views of Oaktree Capital Group, LLC (“OCG”) , with respect to, among other things, its future results of operations and financial performance. In some cases, you can identify forward-looking statements by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable or similar words. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those indicated in these statements. Forward-looking statements are based on OCG’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to OCG. Such forward-looking statements are subject to risks and uncertainties and assumptions relating to OCG’s operations, financial results, financial condition, business prospects, growth strategy and liquidity, including, but not limited to, changes in our anticipated revenue and income, which are inherently volatile; changes in the value of our investments; the pace of our raising of new funds; the timing and receipt of and impact of taxes on carried interest; distributions from and liquidation of our existing funds; changes in our operating or other expenses; the degree to which we encounter competition; and general economic and market conditions. The factors listed in the section captioned “Risk Factors” in OCG’s prospectus dated April 11, 2012, which was filed with the SEC on April 12, 2012 in accordance with Rule 424(b) of the Securities Act, and in Part II, Item 1A. “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, each of which is accessible on the SEC’s website at www.sec.gov, provide examples of risks, uncertainties and events that may cause OCG’s actual results to differ materially from the expectations described in its forward-looking statements.

Forward-looking statements speak only as of the date the statements are made. Except as required by law, OCG does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Source: Oaktree Capital Group, LLC

Investor Relations:

Oaktree Capital Group, LLC

Andrea D. Williams, 213-830-6483

investorrelations@oaktreecapital.com